Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in Registration Statement No. 333-180809 on Form S-8 of our report dated April 1, 2013, relating to the financial statements of ImageWare Systems, Inc. as of and for the year ended December 31, 2012, included in this Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ Mayer Hoffman McCann P.C.
San Diego, California April 1, 2013